Exhibit 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Access Integrated Technologies, Inc.
Morristown, New Jersey



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 3, 2003, relating to the financial statements of Hollywood Software, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
Los Angeles, California
March 28, 2005